Exhibit 5

June 12, 2020

Bank First Corporation

402 North 8th Street

Manitowoc, Wisconsin 54220

(920) 652-3100

Re:	Bank First Corporation

Dividend Reinvestment and Stock Purchase Plan

Registration Statement on Form S-3

Ladies and Gentlemen:

I am acting as counsel for Bank First Corporation, a Winconsin corporation ("Bank First"), in connection with its registration on a Form S-3 registration statement (the "Registration Statement") of 200,000 shares of its common stock (the "Plan Shares") that may be issued under the Bank First Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"). This opinion is being delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act").

As counsel to Bank First and in connection with this opinion, I have examined and relied upon copies, certified or otherwise identified to my satisfaction, of (i) the Articles of Incorporation of Bank First, (ii) the Bylaws of Bank First, (iii) records of actions of the shareholders and Board of Directors of Bank First, (iv) resolutions of the Board of Directors of Bank First relating to the adoption of the Plan, (v) the Registration Statement, and (vi) such other documents as I have deemed appropriate in connection with this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons signing or delivering an instrument, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, telecopied, facsimile, conformed or photostatic copies, and the absence of any understandings, waivers, or amendments which would vary the terms of any document which I have reviewed. As to various questions of fact material to this opinion, I have relied upon oral or written statements and representations of officers or other representatives of Bank First and upon certificates or other documents of public officials. I have further assumed that this opinion will be used only in connection with the offer and sale of Plan Shares while the Registration Statement remains in effect under the Act.

Bank First Corporation

June 12, 2020

Based upon the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that the Plan Shares have been duly authorized and, once the Registration Statement has become effective under the Act, when and to the extent Plan Shares are duly issued, sold, and paid for in accordance with the terms of the Plan, such Plan Shares will be validly issued, fully paid and non-assessable.

My opinions expressed herein are subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

I have not reviewed for purposes of this opinion, and this opinion does not address: any ERISA laws, rules or regulations; any Federal or state securities or "blue sky" laws, rules or regulations; any Federal or state banking laws, rules or regulations; any laws relating to fiduciary duties; or any Federal, state or local taxation laws, rules, or regulations.

This opinion is limited in all respects to matters arising under the Wisconsin Business Corporation Law, and, to the extent addressed herein, the Federal law of the United States of America.

This opinion is limited to the matters set forth herein and no opinion is intended to be implied or may be inferred beyond those expressly stated herein. This opinion is predicated solely upon laws and regulations in existence as of the current date, and as they currently apply, and as to the facts as they currently exist. I assume no obligation to revise or supplement this opinion should such matters change by legislative action, judicial decision or otherwise.

I consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to my name in Item 5, Interests of Named Experts and Counsel, of the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Kelly M. Dvorak
General Counsel & Corporate Secretary
Kelly M. Dvorak, Esq.